Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
CNI Charter Funds:

We consent to the use of our report dated November 23, 2011, incorporated herein by reference, for the CSC Small Cap Value Fund, one of the series of CNI Charter Funds, as of September 30, 2011, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus, in the filing on form N1-A of Managed Portfolio Series dated December 15, 2011.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 15, 2011